UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PONO CAPITAL TWO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PONO CAPITAL TWO, INC.

643 Ilalo St. #102

Honolulu, Hawaii 96813

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

On April 24, 2023, Pono Capital Two, Inc. (the “Company,” “we,” “our” or “us”) filed with the Securities and Exchange Commission a definitive proxy statement for the Special Meeting of Stockholders (the “Special Meeting”) originally scheduled to be held on May 5, 2023 at 10:00 a.m. ET (the “Definitive Proxy Statement”). The Company is filing these definitive additional proxy materials on May 5, 2023, to disclose that at the Special Meeting, the chairman adjourned the Special Meeting to May 8, 2023 at 10:00 a.m. EST. The Special Meeting will be held via teleconference using the following dial-in information:

US Toll Free: 877 853 5257

Conference ID: 587 621 6464

The date by which public stockholders may submit redemption requests for their public shares is not being extended in connection with the adjournment.

Except as amended and supplemented above, as supplemented by the two filings of definitive additional materials each filed by the Registrant on May 4, 2023, all other information in the Definitive Proxy Statement remains unchanged. The updated disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, as supplemented to date, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.